Exhibit 10.1

AMENDED AND RESTATED

RESEARCH COLLABORATION AGREEMENT

This AMENDED AND RESTATED RESEARCH COLLABORATION AGREEMENT (the “Agreement”) is effective as of August 9, 2024 (the “Restated Agreement Effective Date”) by and between Aarvik Therapeutics, Inc., a company incorporated in Delaware, having a place of business at 31363 Medallion Drive, Hayward, CA 94544 (“Aarvik”), and ArriVent BioPharma, Inc., a company incorporated in Delaware, with offices located at 18 Campus Blvd. Suite 100, Newtown Square, PA 19073-3269 (“ArriVent”). ArriVent and Aarvik are referred to herein individually, as a “Party” or, collectively, as “Parties.”

BACKGROUND

Aarvik has expertise in, and platforms for, the discovery of novel molecules for oncology targets. ArriVent has expertise in the research, development and commercialization of pharmaceutical products.  Aarvik and ArriVent previously entered into that certain Research Collaboration Agreement dated December 21, 2021, as amended pursuant to an Amendment No. 1 to Research Collaboration Agreement dated June 30, 2023 (the “Original Agreement”), pursuant to which the Parties agreed to collaborate to use the Aarvik IP to discover novel bispecific ADCs in the Field, from which Compound(s) may be selected and further developed, and pursuant to which Aarvik granted to ArriVent certain exclusive rights to Research, Develop, use, Manufacture, Commercialize the Compounds and Products in the Field in the Territory.  The Parties desire now desire to amend and restate the Original Agreement in its entirety pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration the receipt and sufficiency of which is hereby acknowledged, ArriVent and Aarvik hereby agree as follows:

Article 1
DEFINITIONS

The following capitalized terms shall have the meanings given in this Article 1 when used in this Agreement:

1.1“Aarvik Indemnitees” has the meaning set forth in Section 10.2.
1.2“Aarvik IP” shall mean Aarvik Know-How and Aarvik Patents.
1.3“Aarvik Know-How” shall mean all Know-How owned or Controlled by Aarvik or any of its Affiliates as of the Original Effective Date or during the Term that is necessary or useful for the Research, Development, Manufacture, or Commercialization of any Compound or Product in the Field. For clarity, Aarvik Know-How shall include all Know-How licensed to Aarvik or any of its Affiliates under the Existing In-License Agreements.
1.4“Aarvik Patents” shall mean all Patents owned or Controlled by Aarvik or any of its Affiliates as of the Original Effective Date or during the Term that are necessary for the Research, Development, Manufacture, use or Commercialization of any Compound or Product in the Field, including the Patents in Exhibit D, which shall be updated from time to time. For clarity, Aarvik Patents shall include all Patents, if any, licensed to Aarvik or any of its Affiliates under the Existing In-License Agreements.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.5“Accounting Standards” shall mean with respect to a Person, as applicable (a) generally accepted accounting principles as practiced in the United States, (b) the International Financial Reporting Standards issued by the International Financial Reporting Standards Foundation and the International Accounting Standards Board, or (c) applicable accounting standards followed by such Person, in each case, consistently applied.
1.6“ADCs” means an antibody drug conjugate comprising one or more antibody(ies) (or fragment(s) thereof) that binds to one or more Target(s) and is conjugated to a [***].  “[***] means [***]: (a) [***]; (b) [***]; or (c) [***].
1.7“Affiliate” shall mean, with respect to either Party, any Person controlling, controlled by or under common control with such Party, for so long as such control exists. For purposes of this definition only, “control” shall mean (a) direct or indirect ownership of fifty percent (50%) or more (or, if less than fifty percent (50%), the maximum ownership interest permitted by Applicable Law) of the stock or shares having the right to vote for the election of directors of such corporate entity or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
1.8“Alliance Manager” has the meaning set forth in Section 2.2.
1.9“Applicable Laws” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Approvals) of or from any court, arbitrator, mediator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item including all anti-corruption laws.
1.10“ArriVent Indemnitees” has the meaning set forth in Section 10.1.
1.11“Backup Lead [***] Antibody” has the meaning set forth in Section 3.8.3.
1.12“Biologics Act” has the meaning set forth in Section 7.5.
1.13“Biosimilar Product” shall mean [***].
1.14“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in either Pennsylvania or California, the United States or the Cayman Islands are required by law to remain closed.
1.15“Calendar Quarter” shall mean each successive period of three calendar months ending on March 31, June 30, September 30 and December 31, provided that the first Calendar Quarter of the Term shall begin on the Original Effective Date and end on the first to occur of March 31, June 30, September 30 or December 31 thereafter.
1.16“Calendar Year” shall mean the respective periods of twelve (12) months commencing on January 1 and ending on December 31.
1.17“Collaboration” shall mean the Research collaboration between the Parties in accordance with the applicable SOWs during the Research Term. When used as a verb, “Collaborate” shall mean to engage in Collaboration.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.18“Collaboration Compound” shall mean any ADC that is generated within the Collaboration Program, as well as the antibodies incorporated in the ADC, which antibodies bind the Target Pair.
1.19“Collaboration IP” shall mean [***].
1.20“Collaboration Program” shall mean the Collaboration with respect to the Target Pair, subject to the applicable SOWs, with the goal to identify at least one ADC showing meaningful binding activities against the Target Pair that is suitable for further development by ArriVent beyond the Collaboration.
1.21“Commercialization” shall mean, with respect to a particular Product, any and all processes and activities conducted to establish and maintain sales for such Product (including with respect to reimbursement and patient access), including offering for sale, detailing, selling (including launch), marketing (including education and advertising activities), promoting, storing, transporting, distributing, and importing such Product, but shall exclude Development and Manufacturing of such Product. “Commercialize” and “Commercializing” shall have their correlative meanings.
1.22“Commercially Reasonable Efforts” shall mean, with respect to a Party, the level of efforts and resources (measured as of the time that such efforts and resources are required to be used under this Agreement) that are commonly used by a company in the industry of a similar size and similar profile as such Party to research, Develop, Manufacture or Commercialize, as the case may be, a product owned by such company or to which it has rights, which product is at a similar stage in its development or product life and is of a similar market and profitability potential to the Product and taking into account all relevant factors, including the intellectual property protection of the product, product labeling or anticipated labeling, market potential, financial return, medical and clinical considerations, regulatory environments and competitive market conditions, market exclusivity, and other technical legal, scientific, medical or commercial factors that such a company would reasonably deem to be relevant.  With respect to a particular Product, Commercially Reasonable Efforts shall be determined on a country-by-country basis for such Product, and it is anticipated that the level of effort will be different for different markets, and will change over time, reflecting changes in the status of the Product and the market(s) involved.
1.23“Compound” shall mean [***].
1.24“Confidential Information” has the meaning set forth in Section 8.1.
1.25“Control” shall mean, with respect to particular Know-How or a particular Patent, possession by the Party granting the applicable right, license or sublicense to the other Party as provided herein of the power and authority, whether arising by ownership, license, or other authorization, to disclose and deliver the particular Know-How to the other Party, and to grant and authorize under such Know-How or Patent the right, license or sublicense, as applicable, of the scope granted to such other Party in this Agreement without giving rise to a violation of the terms of any agreement or other arrangement with any Third Party. “Controlled” shall have its correlative meanings.
1.26“Controlling Party” has the meaning set forth in Section 7.3.4.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.27“Cover” shall mean, with respect to any subject matter, the make or have made, manufacture or have manufactured, use, sale, offer for sale, importation, exportation or other Exploitation of such subject matter would infringe a claim of a Patent at the relevant time. “Covered” or “Covering” shall have their correlative meanings.
1.28“Data Package” shall mean the data package containing such data and other contents as required in the applicable SOW.
1.29“Development” or “Develop” shall mean, any preclinical, clinical, non-clinical activity directed to obtaining or maintaining Regulatory Approval of a Compound or Product, including all preclinical studies, toxicology testing, chemistry, manufacturing and control (CMC), clinical trials, statistical analysis and report writing, all related regulatory activities, the preparation and submission of such regulatory filings (including INDs and MAAs), regulatory affairs with respect to the foregoing and all other activities reasonably necessary or useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining a Regulatory Approval for a Compound or Product. When used as a verb, “Develop” shall mean to engage in Development. For clarity, “Development” shall include Phase IV studies or any other clinical trial commenced after Regulatory Approval.
1.30“Executive Officers” means the Chief Executive Officer of ArriVent and Chief Executive Officer of Aarvik or their respective designees.
1.31“Exploit” or “Exploitation” shall mean to make, have made, import, export, use, have used, sell, have sold, offer for sale, have offered for sale, or otherwise exploit, including to Research, Develop, Commercialize, register, modify, enhance, improve, manufacture, have manufactured, hold, keep (whether for disposal or otherwise), or otherwise dispose of.
1.32“Existing In-License Agreements” shall mean any and all agreements between Aarvik or any of its Affiliates, on the one hand, and any Third Party, on the other hand, existing as of the Original Effective Date or during the Term pursuant to which Aarvik in-licenses any Patents or Know-How that are included as part of the Aarvik Patents or Aarvik Know-How.
1.33“FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto.
1.34“Field” shall mean [***].
1.35“First Commercial Sale” shall mean, with respect to a Product, post-Regulatory Approval, the first sale, transfer or disposition for value of such Product in the Territory.
1.36“Full Report” has the meaning set forth in Section 3.7.6.
1.37“Governmental Authority” means any court, tribunal, arbitrator, Regulatory Authority, agency, commission, department, ministry, official or other instrumentality of the United States or other country, or any supra-national organization, or any foreign or domestic, state, county, city or other political subdivision.
1.38“IND” shall mean an investigational new drug application, investigational medicinal product dossier, clinical study application, clinical trial application, clinical trial

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.39“Indemnify” has the meaning set forth in Section 10.1.
1.40“Initial Lead [***] Antibody” has the meaning set forth in Section 3.8.1.
1.41“Initial Delivery” has the meaning set forth in Section 5.3.1.
1.42“Initial Report” has the meaning set forth in Section 3.7.3.
1.43“Intellectual Property Rights” shall mean rights in Patents and Know-How and other intellectual property.
1.44“JRC” has the meaning set forth in Section 2.2.
1.45“Know-How” shall mean any and all know how, information comprising or embodied by (a) ideas, discoveries, inventions (including data or descriptions contained in unpublished patent applications), improvements or trade secrets, (b) research and development data, such as medicinal chemistry data, preclinical data, pharmacology data, chemistry data (including analytical, product characterization, manufacturing, and stability data), toxicology data, clinical data (including investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, safety and other electronic databases), quality control data and stability data, dosage regimens, product specifications, study designs and protocols, assays and biological methodology, (c) databases, practices, techniques, specifications, formulations, formulae, knowledge, (d) techniques, methods, processes, manufacturing information, (e) materials, cell lines, reagents and compositions of matter, including chemical or biological materials, in each case, whether patentable or not. Know-How shall not include any of the foregoing to the extent it is described or claimed in any published Patent.
1.46“Losses” has the meaning set forth in Section 10.1.
1.47“MAA” (Marketing Approval Application) shall mean a Biologics License Application or similar application or submission filed with or submitted to any Regulatory Authority to obtain permission to initiate marketing and sales of a Product in the Field.
1.48“Major Market Country” shall mean any of the following: the United States, mainland China, Japan, Germany, France, the United Kingdom, Italy and Spain.
1.49[***].
1.50[***].
1.51[***]
1.52[***]
1.53[***]
1.54[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.55NMPA” shall mean the National Medical Product Administration of the People’s Republic of China, or any successor agency thereto.
1.56“Non-Controlling Party” has the meaning set forth in Section 7.3.4.
1.57“Non-Prosecuting Party” has the meaning set forth in Section 7.4.4.
1.58“Original Effective Date” means December 21, 2021, the execution date of the Original Agreement.
1.59“Option” has the meaning set forth in Section 3.8.1.
1.60“Option Period” has the meaning set forth in Section 3.8.1.
1.61“Patentability and FTO Analysis” has the meaning set forth in Section 3.2.3.
1.62“Patents” shall mean all patents and patent applications in any country in the world, including any continuations, continuations-in-part, divisionals, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any patent term extension in the United States or supplemental protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all non-United States counterparts of any of the foregoing.
1.63“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
1.64“Phase 1 Clinical Trial” shall mean a clinical development program in any country that generally provides for the first introduction into humans of a pharmaceutical product candidate with the primary purpose of which is preliminary determination of safety, metabolism and pharmacokinetic properties and clinical pharmacology of such pharmaceutical product candidate in healthy patients, or otherwise generally consistent with U.S. 21 C.F.R. §312.21(a).
1.65“Phase 2 Clinical Trial” shall mean a clinical study of an investigational product in subjects with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, pharmacokinetics, pharmacodynamics, and dose finding information as described in 21 C.F.R. 312.21(b), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States, including a clinical study that is also designed to satisfy the requirements of 21 C.F.R. 312.21(a) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(b) (or corresponding foreign regulations) or otherwise to enable a Phase 3 Clinical Trial.
1.66“Phase 3 Clinical Trial” shall mean a clinical study of an investigational product in subjects that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to generate data and results that can be submitted to obtain Regulatory Approval as described in 21 C.F.R. 312.21(c), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.67“Product” shall mean any formulation containing a Compound as an active ingredient, including all methods, forms, presentations, dosage strengths, dosage forms and formulations thereof, for administration by any method of delivery.
1.68“Prosecuting Party” has the meaning set forth in Section 7.4.4.
1.69“Product Specific Collaboration Patent” shall mean the patents identified by serial number as “Product Specific Collaboration Patents” in Exhibit D and Patents claiming priority thereon.  Product Specific Collaboration Patents shall not include the Aarvik Patents identified in Exhibit D, or any patent claiming priority thereon.
1.70“Publications” has the meaning set forth in Section 8.5.1.
1.71“Registration Trial” means a human clinical trial anywhere in the world that is a clinical trial or study that intends to provide the ultimate evidence and data that a Regulatory Authority uses to decide whether or not to approve a potential new medicine. For clarity, a Phase 2 or 2(b) Clinical Trial that satisfies the requirements of 21 CFR §312.2l (c) or its equivalent prescribed by the Regulatory Authority in the applicable country or regulatory jurisdiction other than the United States where the clinical trial takes place shall be considered a Registration Trial.
1.72“Regulatory Approval” shall mean all approvals (including any applicable mandatory governmental price and reimbursement approvals and other Marketing Approvals), licenses, registrations, and authorizations of any federal, national, multinational, state, provincial or local Regulatory Authority, department, bureau and other governmental entity that are necessary for the marketing and sale of a product in a country or group of countries.
1.73“Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the discovery, Development, Manufacturing, Commercialization or other use or exploitation (including the granting of Marketing Approvals) of any Product in any jurisdiction, including the FDA, Pharmaceuticals and Medical Devices Agency (PMDA), Medicines and Healthcare Products Regulatory Agency (MHRA), European Medicines Agency (EMA), and the NMPA.
1.74“Representatives” means, with respect to any Person, such Person’s directors, officers, managers, employees, counsel, accountants, financial advisors, lenders and other agents and representatives.
1.75“Research” means activities related to the design, discovery, identification, synthesis and characterization of Compounds within the Collaboration Program. “Researching” shall have a correlative meaning.
1.76“Research Term” has the meaning set forth in Section 3.1.
1.77“Royalty Term” has the meaning set forth in Section 6.5.2.
1.78“SOWs” has the meaning set forth in Section 3.1.
1.79“Sublicensee” of a Party shall mean any Third Party to whom such Party has directly or indirectly granted a sublicense under all or any portion of the license granted to such Party under this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.80“Target” shall mean the biological target of a pharmacologically active drug compound or epitopes of such biological target.
1.81“Target Pair” shall mean, with respect to compounds being developed under the Collaboration Program, the two (2) Targets that such compound binds. The Target Pair mutually agreed upon by the Parties as of the Original Effective Date is set forth on Exhibit A.
1.82“Term” has the meaning set forth in Section 11.1.
1.83“Territory” shall mean [***].
1.84[***]
1.85[***]
1.86“Third Party” shall mean any Person other than Aarvik, ArriVent or their respective Affiliates.
1.87“Third-Party Claim” has the meaning set forth in Section 10.1.
1.88“US Dollars” or “US$” or “$” shall mean United States dollars, the lawful currency of the United States.
1.89“Valid Claim” shall mean a claim contained in (a) an issued and unexpired Patent, which claim has not been found to be unpatentable, invalid, revocable or unenforceable by a decision of a court or other authority of competent jurisdiction in the subject country, which decision is unappealable or unappealed within the time allowed for appeal, and has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise; or (b) a pending patent application that has been filed in good faith and that has not been cancelled, withdrawn, or abandoned and has not been pending for more than [***] ([***]) [***] from the earliest priority date.
1.90“Work Item” shall mean each of the [***] ([***]) components of the Collaboration Program as set forth in Exhibit B.
Article 2
OVERVIEW; GOVERNANCE
2.1Overview.  Pursuant to the terms of this Agreement and subject to conditions herein, the Parties will collaborate on the discovery and characterization of novel bispecific ADCs against the Targets in the Field during the Research Term with a goal to identify ADCs that may be suitable for further development by ArriVent.  Specifically, with respect to the Collaboration Program, Aarvik will apply the Aarvik IP, in accordance with the applicable SOW, to identify the lead drug candidates that are suitable for further preclinical development.
2.2Establishment of Joint Research Committee.  Aarvik and ArriVent has established and convened a joint steering committee (“JRC”) to oversee and coordinate the Collaboration activities of the Parties during the Research Term in accordance with this Agreement. The JRC shall initially consist of two (2) representatives designated by each Party, whose names and contact details are set forth in Exhibit C.  Each party will also designate an alliance manager who will be a non-voting representative but will oversee the functioning of

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the JRC (the “Alliance Manager”).  The Parties may agree to increase or decrease the number of representatives that each Party may appoint on the JRC, provided that each Party has the same number of representatives. The JRC may invite non-members (including other employees of the Party and/or scientific consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JRC, provided that such participants shall have no voting authority at the JRC. The chairperson of the JRC shall be ArriVent’s representative. The chairperson, together with the Alliance Manager, shall be accountable for: (a) calling meetings of the JRC; (b) preparing and issuing minutes of each such meeting within [***] ([***]) [***] thereafter, and (c) preparing and circulating an agenda for the upcoming meeting, but shall have no additional rights or authority over other JRC members. Each Party shall be free to change its representatives on written notice to the other or to send a substitute representative to any JRC meeting; provided that each Party shall ensure that, at all times during the existence of the JRC, its representatives on the JRC are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then-current stage of the Collaboration.
2.3JRC Responsibilities. The JRC shall provide general oversight on the Collaboration activities during the Research Term and serve to facilitate communications between the Parties, and shall have specific responsibilities for:
2.3.1monitoring activities under each SOW;
2.3.2forming any subcommittee as it or the Parties deem appropriate or necessary, deciding the scope of responsibilities of any subcommittee, supervising the subcommittees and resolving issues and disputes submitted by any subcommittee;
2.3.3reviewing and recommending any amendments to any SOW (including the proposed research activities and budgets);
2.3.4periodic review of the overall goals and strategy of the Collaboration;
2.3.5providing strategic direction to Aarvik’s activities under the Collaboration to ensure the delivery of Compounds suitable for further preclinical development;
2.3.6reviewing the relevant Data Package(s);
2.3.7discussing the suitability of any Compounds for Development;
2.3.8reviewing and implementing patenting and Intellectual Property Right protection strategies on Compounds and other Collaboration IP;
2.3.9discussing any patentability or freedom-to-operate issue about the Compound(s);
2.3.10facilitating access to and the exchange of information between the Parties related to the Collaboration activities, including monitoring and approving the exchange of relevant information and data between the Parties as required for the performance of any SOW;
2.3.11discussing certain payments described in Section 6.2.2 and 6.2.3 below; and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2.3.12such other responsibilities as may be assigned to the JRC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.
2.4JRC Decision Making.
2.4.1Each Party’s representatives of the JRC shall have collectively one (1) vote. All decisions of the JRC shall be made whenever possible by unanimous vote.
2.4.2Notwithstanding the foregoing, ArriVent shall have the final decision-making authority with respect any “go/no-go” decision pertaining to the Collaboration Program.
2.5JRC Meetings. During the Term, the JRC shall hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as chairperson elects. Except where a Party fails to appoint a member or members to the JRC, or fails to participate in meetings of the committee, meetings of the JRC shall be effective only if at least one (1) representative of each Party is present or participating. The JRC may meet either (a) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (b) by audio or video teleconference. Other representatives of each Party involved with the Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in Article 8. Additional meetings of the JRC may also be held with the consent of each Party, or as required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings. Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.
2.6JRC Authority. The JRC shall have only the powers assigned expressly to it in this Article 2 and elsewhere in this Agreement, and shall not have any power to (i) resolve any disputes involving the breach or alleged breach of this Agreement, (ii) amend any allocation of costs between the Parties, or require either Party to expend additional resources, whether internal or external, except as stated under this Agreement, or (iii) amend, modify or waive compliance with or the terms of this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JRC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.
2.7Termination of JRC. The JRC shall terminate upon Aarvik’s delivery to ArriVent of the Full Report as described in Section 3.7.5 below, unless the Parties mutually agree in writing to extend the term of the JRC.  Notwithstanding the termination of the JRC, Aarvik and ArriVent may enter into new SOWs in order for Aarvik to carry out additional activities for the benefit of ArriVent, at ArriVent’s expense, upon terms mutually agreed upon by the Parties. Upon request by ArriVent for such SOW(s), the Parties shall negotiate in good faith to enter into such SOW(s).
Article 3
RESEARCH COLLABORATION
3.1Overview. Aarvik shall conduct Collaboration activities in accordance with the applicable statements of work approved by ArriVent (the “SOWs”), each of which shall set forth the research activities for each Work Item in detail.  Subject to terms and conditions contained in this Agreement, the Collaboration with respect to the Target Pair shall commence on the Original Effective Date and end upon the completion of all activities in accordance with the applicable SOWs (the “Research Term”).  During the Research Term, Aarvik shall use

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Commercially Reasonable Efforts to carry out its responsibilities as assigned to it under this Agreement and each SOW and to perform such other obligations as the JRC may assign to it from time to time consistent with this Agreement or the applicable SOW’s.  Aarvik shall perform, and/or shall cause its Affiliates and Third Party contractors to perform, its activities under each SOW in compliance with all Applicable Laws and in accordance with good scientific and business practices at all times.
3.2Target Designation.
3.2.1Targets. As of the Original Effective Date, the Parties have jointly selected the pair of Targets as set forth in Exhibit A for the Collaboration Program.
3.2.2Commencement of Research Activities. Following ArriVent’s approval of an applicable SOW with respect to the Collaboration Program, Aarvik shall commence the research activities set forth in such SOW and the Agreement.
3.2.3Patentability and Freedom-To-Operate. [***] (the “Patentability and FTO Analysis”). Aarvik shall discuss with ArriVent when and how Patentability and FTO Analysis will be conducted prior to the commencement thereof and reasonably consider in good faith all comments provided by ArriVent with respect thereto. Upon completion of the Patentability and FTO Analysis by an outside law firm approved by ArriVent, Aarvik shall cause such law firm to promptly provide ArriVent with the results thereof in writing, including a copy of all search reports related thereto.
3.3Intentionally Omitted.
3.4SOWs.
3.4.1Aarvik and ArriVent have prepared a draft SOW for each of the [***] ([***]) Work Items as set forth on Exhibit B hereto.  Each SOW sets forth, with respect to the Collaboration Program, (a) agreed activities to be performed by or on behalf of Aarvik; (b) the content of the applicable Data Package, materials and other deliverables to be delivered to ArriVent; (c) timeline for completion of each activity set forth in the SOW; and (d) such other information and/or materials that may be reasonably required by ArriVent.
3.4.2During the Research Term, any updates or amendments to a SOW must be mutually agreed upon in writing by ArriVent and Aarvik.  Any such updated and amended SOW will reflect any changes to, re-prioritization of studies within, reallocation of resources with respect to, or additions to, respectively, the then-current SOW.  Once approved by the Parties, the amended SOW will become effective for the applicable period on the date approved by the Parties (or such other date as the Parties will specify). Any amended SOW approved by the Parties will supersede, respectively, the previous SOW for the applicable period.
3.4.3During the Research Term, Aarvik shall provide prompt written notice to ArriVent if at any time it believes that it may or is actually running more than [***] ([***]) days ahead or behind the timeline approved by JRC.
3.5Subcontractor; Research Staffing.
3.5.1Aarvik may contract or delegate any portion of its obligations hereunder to its Affiliates or subcontractors; provided that Aarvik shall keep ArriVent informed through the JRC of each subcontract entered into therewith, specifying the name of the contract service

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

provider. Aarvik is responsible for the compliance of its Affiliates and subcontractors with the terms and conditions of this Agreement, and any act or omission of an Affiliate or subcontractor that would be a material breach of this Agreement if performed by Aarvik will be deemed to be a material breach by Aarvik under this Agreement. For clarity, the performance of any obligations of Aarvik by its Affiliates or subcontractors will not diminish, reduce or eliminate any obligation of Aarvik under this Agreement.
3.5.2Throughout the Research Term, for the Collaboration Program, Aarvik shall assign, and shall cause its Affiliates and subcontractors involved to assign, reasonably sufficient qualified scientist and other resources to perform the work set forth in the SOWs, with the mixture of skills and levels of such scientists to be appropriate to accomplish the scientific objectives of the Collaboration Program. Aarvik shall be solely responsible for managing the performance of its subcontractors. Aarvik shall cooperate with ArriVent in periodically reviewing the performance of the personnel and shall promptly remedy any concerns to ArriVent’s reasonable satisfaction. Aarvik shall promptly select a qualified replacement should any personnel resign or become otherwise unavailable. Before commencing work under this Agreement and any SOW, all Aarvik, its Affiliates and subcontractors personnel must be subject to binding written agreements that are consistent with the terms of this Agreement, including research records (Section 3.6), confidentiality (Article 8) and inventor assignment obligation (Section 7.1.3).
3.6Research Records. Aarvik shall, and shall procure its Affiliates and subcontractors to, maintain complete, current and accurate records of all activities conducted by it under the SOWs, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Collaboration in good scientific manner. Such records will be maintained in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with Applicable Laws.
3.7Research Collaboration.
3.7.1Aarvik shall carry out the activities of each Work Item and deliver the required Data Package and/or deliverables in accordance with the applicable SOW. Without limiting the generality of the foregoing, Aarvik shall, in accordance with the applicable SOWs and the timeline approved by JRC, apply the Aarvik IP to (i) design and synthesize Collaboration Compounds, and (ii) by itself or through subcontractor(s), [***]. During the Research Term, if any Party identifies any Third Party Patent or Know-How that is necessary or reasonably useful for any activity under the SOWs but has not been included in the Aarvik IP, then such Party shall immediately inform the other Party and the Parties shall discuss in good faith the need of obtaining a license from such Third Party.
3.7.2Aarvik has delivered the Data Packages and all other deliverables required under [***], as well as the results of the Patentability and FTO Analysis as described in Section 3.2.3, to ArriVent prior to the Restated Agreement Effective Date.
3.7.3No later than [***] ([***]) days after the receipt of [***], Aarvik shall, to the extent not already provided to ArriVent and subject to the [***], deliver all Data Packages and deliverables required under SOWs completed as of the date of the receipt of the request to ArriVent (the “Initial Report”). ArriVent shall have the sole discretion to decide whether or not to advance any Collaboration Compound and which Collaboration

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Compound(s) will be advanced for further studies beyond the receipt of the Initial Report. ArriVent shall inform Aarvik of its decision in writing.
3.7.4Following the delivery of the Initial Report pursuant to Section 3.7.3 above, no later than [***] ([***]) days after the receipt of a written request of ArriVent ([***]), Aarvik shall, to the extent not already provided to ArriVent and [***], deliver all Data Packages and deliverables required under SOWs completed as of the date of the receipt of the request to ArriVent.
3.7.5After completion of all SOWs agreed upon by the JRC as necessary for Aarvik to deliver the Full Report (as defined herein) and within [***] ([***]) days after Aarvik receiving the last report [***], Aarvik shall deliver to ArriVent a full report on all key results and findings of the Collaboration Program, and such other data, results and information as ArriVent may deem necessary for it or its Sublicensees to exercise the rights and license granted to ArriVent under this Agreement (the “Full Report”).  The JRC may recommend which Compound(s) to advance for further development beyond the Collaboration before such Full Report is delivered.
3.7.6Within [***] ([***]) days of delivery of the Full Report, the Parties shall enter into a technology transfer agreement under which Aarvik will transfer mutually agreed upon materials to ArriVent to enable ArriVent to exercise its obligations under Article 4.  After mutual agreement with respect to the materials to be transferred, and before entry into such technology transfer agreement, Aarvik shall store and not destroy any such materials.
3.7.7Upon ArriVent’s exercise of the Option (as described below), Aarvik shall assist ArriVent, at ArriVent’s expense, with ArriVent’s preparation and sign off of reports in a form suitable for submission to Regulatory Authorities, the list of such reports to be agreed in writing between the Parties, and upon terms mutually agreed upon by the Parties.
3.7.8The Parties agree that, until the filing of an IND with respect to a Product, ArriVent shall reasonably inform Aarvik of the CMC (chemistry, manufacturing, and control) activities of ArriVent related to such Product.  In furtherance of the foregoing, ArriVent shall provide Aarvik with updates of such CMC activities on no less than a quarterly basis.
3.7.9Selection of Candidates for Further Development. The Parties shall discuss at the JRC whether any Compound is suitable for progression to further development beyond the Collaboration.  Notwithstanding the foregoing, ArriVent shall have the sole discretion to decide whether or not to advance any Compound and which Compound(s) it will advance for further development beyond the Collaboration.
3.8Option; Exclusive License for Development and Commercialization.
3.8.1Aarvik hereby grants ArriVent an exclusive option to obtain the exclusive license described in Section 5.1 (the “Option”). With respect to the Collaboration Program, ArriVent may exercise such Option by serving a written notice to Aarvik at any time after Aarvik and ArriVent agree in writing to the initial Lead [***] Antibody in the Collaboration after ArriVent’s receipt of the Initial Report  (the “Initial Lead [***] Antibody”) and on or before the day that is [***] ([***]) days after ArriVent’s receipt of the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Initial Report for the Collaboration Program (or such longer period as the Parties may agree) (the “Option Period”).
3.8.2Upon ArriVent’s exercise of the Option, (a) the license granted by Aarvik to ArriVent under Section 5.1 shall become effective; and (b) ArriVent will have the exclusive right and sole responsibility, at its sole cost and expense, to Develop, Manufacture ([***]) and Commercialize any Compound and Product against the applicable Targets in the Field in the Territory in accordance with Article 4; provided, however, that Aarvik shall continue to perform the services contemplated by SOWs [***], as applicable, in accordance with the terms of this Agreement after the exercise of the Option.
3.8.3In the event the JRC determines that the Initial Lead [***] Antibody is no longer a viable option for Development and the backup Lead [***] Antibody in the Collaboration (the “Backup Lead [***] Antibody”) may still be a viable option, ArriVent may provide written notice to Aarvik requesting replacement of the Initial Lead [***] Antibody with the Backup Lead [***] Antibody, and Aarvik and ArriVent shall enter into new SOWs as applicable in connection with and arising from such replacement.
Article 4
DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION
4.1Overview. If ArriVent exercises the Option for the Collaboration Program, ArriVent will have the exclusive right and sole responsibility and decision-making authority, at its sole cost and expense, to Research, Develop, Manufacture and Commercialize any applicable Compound and Product in the Field in the Territory, in each case, by itself or through one or more Affiliates, Sublicensees or other Third Parties.
4.2Development Key Milestones.
4.2.1Subject to terms and conditions hereof, ArriVent will use Commercially Reasonable Efforts to (a) file an IND with respect to a Product within twenty-four (24) months after delivery of the Full Report; and (b) initiate a Phase 2 Clinical Trial within (24) months after completion of a Phase 1 Clinical Trial or a Phase 2b Clinical Trial within twenty-four (24) months after completion of a combined Phase 1/2 a Clinical Trial (the “Key Milestones”). Subject to Aarvik’s prior written consent (not to be unreasonably withheld, conditioned or delayed), any of the foregoing timelines may be extended for scientific, technical or regulatory reason, force majeure event as set forth in Section 13.6, reason not attributable to ArriVent or any other relevant reason (whether or not the same kind of reason as or similar to those aforementioned). The Parties hereby agree that ArriVent will not be deemed to be in breach of its obligations under this Section 4.2 to the extent it is prevented from or delayed in using Commercially Reasonable Efforts to perform an activity as a result of the acts or omissions of Aarvik, including Aarvik’s breach of any of its obligations under this Agreement or failure to timely perform its obligations under this Agreement. If ArriVent fails to timely achieve a Development Key Milestone as a result of Aarvik’s failure to timely perform any of its obligations under this Agreement, then the deadlines for the applicable Key Milestones will be extended to commensurate with the delay caused by Aarvik. For the purposes of this Agreement, a clinical trial is deemed to be completed upon generation of a clinical study report (CSR) for such clinical trial.
4.2.2If ArriVent fails to use Commercially Reasonable Efforts to achieve the Key Milestones for the Target Pair in accordance with the timeline, as may be extended, Aarvik

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

may terminate this Agreement pursuant to Section 11.3 below. Notwithstanding anything to the contrary contained in this Agreement, such termination will be Aarvik’s sole and exclusive remedy for any failure of ArriVent to use Commercially Reasonable Efforts to achieve the Key Milestones.
4.3Regulatory Responsibilities.  As between the Parties, ArriVent shall have the exclusive right and sole responsibility and decision-making authority, to prepare, file, seek and maintain all regulatory materials necessary for the Development and Commercialization of any Compound or Product in the Field in the Territory, and to interact with Regulatory Authorities in connection therewith. Without limiting the foregoing, ArriVent will, as between the Parties, be solely responsible for all regulatory matters relating to any Compound or Product, including (a) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority with respect to any Compound or Product; and (b) interfacing, corresponding and meeting with each Regulatory Authority with respect to any Compound or Product.  Aarvik shall, at ArriVent’s cost, provide reasonable assistance to ArriVent in connection with the regulatory matters related to any Compound or Product upon ArriVent’s request.
Article 5
LICENSES AND EXCLUSIVITY
5.1Licenses from Aarvik to ArriVent; Restriction.
5.1.1Aarvik hereby grants to ArriVent, effective as of the date on which ArriVent exercises the Option, an exclusive (even as to Aarvik), worldwide, sub-licensable license under the Aarvik IP and the Collaboration IP for the Research, Development, Manufacture, use, Commercialization or other Exploitation of the ADCs which are Collaboration Compounds or Products including such Collaboration Compounds in the Field in the Territory. Such license shall apply to no other use or purpose by ArriVent or its Sublicensees.
5.1.2Notwithstanding anything in this Agreement to the contrary, ArriVent and its Sublicensees shall not use [***] or [***] for any purpose, other than as contemplated in this Agreement, until the earlier of (i) [***] years after ArriVent’s filing of an IND with respect to a Product or (ii) [***] years after the Restated Agreement Effective Date.  This prohibition shall only extend to antibody or antibody conjugate compositions in which [***] or [***] is the predominant antibody or antibody conjugate present in the composition.  The foregoing right is subject to other restrictions under applicable law (including, without limitation, those arising out of any issued patents).
5.1.3Notwithstanding anything in this Agreement to the contrary, but subject to the restrictions set forth in Section 5.4 below, Aarvik shall be entitled to freely use all payloads and linker-payloads utilized in connection with the Products for any and all other purposes.
5.2Sublicense Rights. ArriVent will have the right to grant sublicenses (through multiple tiers) to its Affiliates and to Third Parties, in each case, of any and all rights granted to ArriVent by Aarvik pursuant to Section 5.1 without consent or approval of Aarvik; provided that any such sublicenses shall: (a) be in writing, (b) be consistent with the terms and conditions of this Agreement (as may be amended pursuant to Section 13.5 below), (c) require the applicable Sublicensee or Distributor to comply with all applicable terms of this Agreement

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(as may be amended pursuant to Section 13.5 below or otherwise), and (d) none of Aarvik’s rights pursuant to Article 7 shall be diminished or impeded by virtue of such sublicense.  ArriVent will inform Aarvik of any sublicense arrangement with any Third Party in writing within [***] ([***]) days after the grant of the sublicense.
5.3Disclosure of Documentation.
5.3.1Within [***] ([***]) days after ArriVent exercises the Option, Aarvik shall provide ArriVent a copy of all then existing documentation and other materials within (i) Aarvik Know-How for ArriVent or its sublicensees to exercise the rights and license granted to ArriVent under this Agreement, and (ii) Collaboration IP that is necessary for ArriVent or its sublicensees to exercise the rights and license granted to ArriVent under this Agreement, in each case of (i) and (ii), to the extent that they have not been previously provided to ArriVent (the “Initial Delivery”), subject to the confidentiality and use provisions of Section 8.1.
5.3.2In the event that ArriVent provides written notice to Aarvik requesting replacement of the Initial Lead [***] Antibody with the Backup Lead [***] Antibody as described in Section 3.8.3 above, Aarvik shall, within [***] ([***]) days after the provision of such written notice, provide ArriVent the sequences for the Backup Lead [***] Antibody.
5.3.3Subject to Sections 5.3.1 and 5.3.2 above, during the Term, Aarvik shall promptly provide ArriVent with a copy of all documentation and other materials within (I) Aarvik Know-How for ArriVent or its sublicensees to exercise the rights and license granted to ArriVent under this Agreement, and (II) Collaboration IP which, in each case of (I) and (II), comes into existence following the disclosure of information described in Sections 5.3.1 and 5.3.2 above.
5.4Exclusivity. Notwithstanding anything to the contrary in this Agreement, unless otherwise agreed in writing by ArriVent:
(a)before the end of the Option Period or ArriVent’s exercise of the Option for the Collaboration Program (whichever the earlier), Aarvik shall not, and shall cause its Affiliates not to, directly or indirectly, by itself or with, through or in collaboration with any Third Party, whether through license, assignment, joint venture, investment or otherwise (including via any arrangement or series of arrangements with a Third Party), Research, Develop, use, Manufacture or Commercialize (i) any ADC against the Target Pair of the Collaboration Program, or any product containing such ADC, or (ii) [***], or any product containing such ADC, in each case of (i) and (ii), other than pursuant to this Agreement; and
(b)in the event that ArriVent exercises the Option with respect to the Collaboration Program pursuant to Section 3.8, before the end of the Term, Aarvik shall not, and shall cause its Affiliates not to, directly or indirectly, by itself or with, through or in collaboration with any Third Party, whether through license, assignment, joint venture, investment or otherwise (including via any arrangement or series of arrangements with a Third Party), Research, Develop, use, Manufacture or Commercialize (i) any ADC against the Target Pair of the Collaboration Program, or any product containing such ADC, or (ii) [***], or any product containing such ADC.
5.5Preservation of Existing In-License Agreements.  Aarvik shall, and shall ensure that its Affiliates shall, maintain, if any, the Existing In-License Agreements in full force and effect in accordance with their terms and conditions and keep ArriVent reasonably informed in

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

this regard.  Without limiting the foregoing, Aarvik shall not, without ArriVent’s prior written consent, (a) commit any acts or permit the occurrence of any omissions that would cause breach or termination of the Existing In-License Agreements or would adversely affect, or otherwise conflict with or limit the scope of, any of the rights of or licenses granted to ArriVent under this Agreement, or (b) amend or otherwise modify, waive, or terminate, or permit to be amended, modified, waived or terminated, any provision of the Existing In-License Agreements that would adversely affect, or otherwise conflict with or limit the scope of, any of the rights of or licenses granted to ArriVent under this Agreement. In the event that any Existing In-License Agreement terminates for whatever reason or Aarvik becomes aware that any Existing In-License Agreement will terminate, Aarvik shall promptly use commercially reasonable efforts to facilitate ArriVent or any of its Affiliates entering into an agreement with the licensor under such Existing In-License Agreement to enable ArriVent to continue practicing the rights granted hereunder on the same terms and conditions without interruption. Except as set forth in Section 5.6.1 below, the Parties acknowledge and agree that Aarvik shall be solely responsible for, and shall promptly discharge, any and all payments payable pursuant to the Existing In-License Agreements.
5.6[***].
5.6.1Payments to [***]. After ArriVent exercises the Option with respect to the Collaboration Program pursuant to Section 3.8, in addition to the costs for the manufacture and supply of the applicable materials (if any) to be paid to [***], ArriVent shall be solely responsible to [***] for, and shall promptly discharge, the royalty of [***] of the annual net sales of the Products under section 2.2(c) of the [***] (if applicable).
5.6.2[***]. Aarvik hereby represents, warrants and covenants that Aarvik is entitled to exercise the [***] with respect to the Collaboration Program. Aarvik hereby assigns the [***] with respect to the Collaboration Program to ArriVent (it being understood that Aarvik shall no longer have the right to exercise the [***] with respect to the Collaboration Program and ArriVent may exercise the [***] with respect to the Collaboration Program by serving a written notice to [***] directly at any time).  For clarity, such option shall not apply to any program other than the Collaboration Program hereunder, and any exercise of such option shall not preclude Aarvik from exercising any option with [***] for any program other than the Collaboration Program or utilizing payload and linkers used in the Collaboration Program for any program other than the Collaboration Program. ArriVent hereby covenants that it will not exercise the [***] with respect to the Collaboration Program unless and until it exercises the Option with respect to the Collaboration Program in accordance with Section 3.8 of this Agreement.  Upon ArriVent’s exercise of the [***] with respect to the Collaboration Program pursuant to section 2.2(c) of the [***], Aarvik shall (and/or cause [***] to, as the case may be) (a) immediately deliver all Manufacturing Know-How related to the Collaboration Program directly to ArriVent or its designee(s), and (b) enter into a manufacturing technology transfer agreement with ArriVent, pursuant to which Aarvik and/or [***] (as the case may be) shall provide, at ArriVent’s cost, such support and assistance as ArriVent may request, in each of (a) and (b) above, in order for ArriVent or its designee(s) to Manufacture the relevant Compounds and Products in substantially the same manner as [***] Manufactures such Compounds and Products.
5.6.3Supply for Registration Trial or Commercial Use. Aarvik shall ensure that if ArriVent exercises the [***] Option with respect to the Collaboration Program, and, if applicable, subject to ArriVent’s payment of the royalty described in Section 5.6.1 above, ArriVent shall have the right to Manufacture, or have Manufactured by any of its Affiliate or

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

any Third Party, any and all Compounds (including any component thereof) and Products within the Collaboration Program for commercial use or for use in any Phase 3 Clinical Trial or Registration Trial (whether or not denominated a “Phase 3” clinical trial under applicable regulations).
5.6.4Manufacturing Criteria. Aarvik represents, warrants and covenants that if [***] fails to demonstrate that it has met all the Manufacturing Criteria (as defined in the [***]) and such other terms to be defined in a Quality agreement between ArriVent and [***] in advance with respect to any of the Compounds or Products within the Collaboration Program no later than [***] ([***]) months prior to the date on which ArriVent intends to file the first IND with respect to the Collaboration Program to any Regulatory Authority: (a) the license granted to ArriVent under Section 5.1 of this Agreement shall automatically include all Manufacturing rights with respect to the ADCs (including any component thereof) related to the Target Pair of the Collaboration Program; (b) following ArriVent’s exercise of the Option for the Collaboration Program pursuant to Section 3.8 of this Agreement, ArriVent shall have the right to Manufacture, or have Manufactured by any of its Affiliate or any Third Party, any and all Compounds (including any component thereof), Products and other materials within the Collaboration Program for any purpose; and (c) ArriVent shall not be required to pay [***] the royalty of [***] of the annual net sales of the Products under section 2.2(c) of the [***]. In addition, if [***] fails to demonstrate that it has met all the Manufacturing Criteria as described above, then following ArriVent’s exercise of the Option for the Collaboration Program pursuant to Section 3.8 of this Agreement, Aarvik shall (and/or shall cause [***] to, as the case may be) immediately deliver all Manufacturing Know-How related to the Collaboration Program and enter into a manufacturing technology transfer agreement in accordance with the last sentence of Section 5.6.2 of this Agreement.  Aarvik further agrees and covenants that it will share fully and timely with ArriVent all information related to whether [***] has satisfied the Manufacturing Criteria.  In the event ArriVent does not agree that [***] has satisfied the Manufacturing Criteria, Aarvik shall cause [***] to agree to select a third party arbitrator that is approved by ArriVent to decide on whether [***] has satisfied the Manufacturing Criteria. If [***] has satisfied the Manufacturing Criteria with respect to the Compounds and Products within the Collaboration Program before [***] ([***]) months prior to the date on which ArriVent intends to file the first IND with respect to the Collaboration Program to any Regulatory Authority, ArriVent will purchase such Compounds or Products manufactured by [***] for use in any Phase 1 Clinical Trial or Phase 2 Clinical Trial (as long as such Phase 2 Clinical Trial is not a Registration Trial).
5.6.5Materials Supplied by [***]. Aarvik hereby agrees that ArriVent may enter into agreement(s) with [***] directly in connection with the Manufacture and supply, quality and other matters of any materials to be Manufactured by or on behalf of [***] and supplied to ArriVent.
5.7Limitation on Modification.  ArriVent shall not conduct, nor shall it assist others in conducting, without Aarvik’s prior written consent, any form of (a) reverse engineering or component breakdown for the purpose of evaluating or utilizing the Aarvik IP or the Collaboration IP for any purpose other than as contemplated in this Agreement, or (b) modification of the antibody sequence other than modifications necessary for linker conjugation (which, for the avoidance of doubt, shall be considered a Compound hereunder).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article 6
PAYMENTS
6.1Collaboration Program Execution Fee. With respect to the Collaboration Program, ArriVent has paid to Aarvik a one-time payment of [***] US Dollars ([***]) upon completion of [***] and delivery of all Data Packages and deliverables required under the [***] to ArriVent.
6.2Research Fee.  Except for the [***], ArriVent shall pay Aarvik the research fee for each Work Item prior to the commencement of the applicable SOW. For clarity, ArriVent shall not be required to make payment for any SOW to which it has decided not to proceed pursuant to Section 3.7. For each payment, Aarvik shall issue an invoice to ArriVent and ArriVent shall pay the applicable amount within [***] ([***]) days after Aarvik providing ArriVent with such invoice. ArriVent has paid Aarvik the applicable fees for [***], all of which have been completed prior to the Restated Agreement Effective Date.  Notwithstanding the foregoing, with respect to the Collaboration Program, and provided that no changes are made to the terms applicable to the Collaboration Program as set forth in this Agreement, the Parties hereby agree that:
6.2.1 Subject to the rest of this Agreement (including Section 3.7.3), for each [***], ArriVent will pay to Aarvik the expenses (other than the costs as set forth in Section 6.2.3) actually incurred for such SOW, plus [***]% overhead, which shall not exceed the amount pre-approved by ArriVent prior to the commencement of such SOW pursuant to this Section 6.2.2. The research fee for each [***], as set forth in Exhibit B hereto is the estimated research fee calculated based on expected expenses for such SOW, plus [***]% overhead.  In the event the actual expenses for a [***] are anticipated to exceed the applicable amount set forth on Exhibit B hereto, then Aarvik shall (when submitting the applicable SOW to ArriVent pursuant to Section 3.4.1 above) submit to the JRC details regarding such additional costs for discussion in the JRC and for ArriVent’s approval prior and as a condition to commencement of work under such SOW.  No later than [***] ([***]) days after completion of each [***], Aarvik will provide ArriVent with a report setting forth in reasonable detail all expenses actually incurred by Aarvik for such SOW, and all documented evidence (including Third Party invoices related thereto). In the event that the sum of all expenses actually incurred by Aarvik for such [***] plus [***]% overhead is less than the amount of research fee ArriVent paid for such SOW prior to the commencement thereof, then such overpayment will be credited against future research fees payable by ArriVent to Aarvik for the subsequent SOWs, or, if no further research fees are to be paid to Aarvik under this Agreement, Aarvik shall promptly repay such overpayment; provided that, if Aarvik completes [***] and delivers all Data Packages and deliverables required thereunder in accordance with Section 3.7, the sum of all research fees payable by ArriVent under this Agreement will not be less than the sum of all estimated research fees as set forth in Exhibit B as of the Original Effective Date (i.e., US$[***]).
6.2.2In addition to the research fees set forth in Section 6.2.2, ArriVent shall reimburse Aarvik for any costs actually incurred by Aarvik to procure such amount of [***] (as defined in the [***] Agreement) (e.g., materials, shipping and handling, etc.) as Aarvik will actually use in performing the activities under the applicable SOWs; provided that Aarvik shall provide ArriVent with an estimate of such costs for ArriVent’s approval prior to procuring such materials from [***], and the total reimbursement amount under this Section 6.2.3 shall not exceed the amount pre-approved by ArriVent.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.3Option Exercise Fee. In the event that ArriVent exercises the Option with respect to the Collaboration Program, ArriVent shall pay Aarvik a one-time payment of [***] (US$[***]) within [***] ([***]) days after the date on which ArriVent exercises such Option.
6.4Milestone Payments by ArriVent.
6.4.1Development Milestones.  Upon achievement of any of the milestone events set forth in the following table, ArriVent shall notify Aarvik of the same and pay to Aarvik a one-time payment of the corresponding milestone payment within [***] ([***]) days after the achievement of the applicable milestone. For clarity, each milestone payment shall be payable only one time for the Target Pair, no Milestone Payment would be payable for subsequent or repeated achievements of the corresponding Milestone Events with respect to the Target Pair and, therefore, the total amount of all milestones for the Target Pair under this Section 6.4.1 will not exceed US$[***].

Milestone Events	Milestone Payments (in US Dollars)
1. [***]	$[***]
2. [***]	$[***]
3. [***]	$[***]
Total milestone payments for the Target Pair	$[***]
6.4.2Sales Milestones.  After the end of the Calendar Year in which aggregate amount of annual Net Sales of a Product in the Field worldwide first reaches any threshold indicated in the sales milestone events set forth in the following table, ArriVent shall notify Aarvik of the same and pay to Aarvik a one-time payment of the corresponding milestone payment within [***] ([***]) days after the achievement of the applicable milestone. For clarity, each milestone payment shall be payable only one time for a specific Product.

Milestone Events	Milestone Payments (in US Dollars)
1. The aggregate amount of annual Net Sales of a Product in the Field worldwide first exceeds [***] US Dollars (US$[***])	$[***]
2. The aggregate amount of annual Net Sales of a Product in the Field worldwide first exceeds [***] US Dollars (US$[***])	$[***]
3. The aggregate amount of annual Net Sales of a Product in the Field worldwide first exceeds [***] US Dollars (US$[***])	$[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Total milestone payment per Product	$[***]
6.5Royalty Payments by ArriVent.
6.5.1Royalty Rate.  Subject to the terms and conditions of this Section 6.5, on a Product-by-Product basis, within [***] ([***]) days after the end of each Calendar Quarter during the Royalty Term, ArriVent shall pay to Aarvik royalties on annual Net Sales of such Product in the Field worldwide during such Calendar Quarter, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales in the Field worldwide, as follows:

Net Sales of Product	Royalty Rate
1. The portion of annual Net Sales of a Product equal to or greater than US$[***] but less than US$[***]	[***]%
2. The portion of annual Net Sales of a Product equal to or greater than US$[***] but less than US$[***]	[***]%
3. The portion of annual Net Sales of a Product equal to or greater than US$[***]	[***]%
6.5.2Royalty Term.  Royalties payable under Section 6.5.1 shall be paid by ArriVent, on a Product-by-Product and jurisdiction-by-jurisdiction basis, beginning on the date of the First Commercial Sale of each Product in a jurisdiction and continuing until the earliest of (a) the first approval of a Biosimilar Product with respect to such Product in such jurisdiction, (b) the [***] ([***]) anniversary of the date of the First Commercial Sale of such Product in such jurisdiction, and (c) the expiration of the [***] Valid Claim of a Patent contained in the Collaboration IP Covering the Compound contained in such Product in such jurisdiction (the “Royalty Term”).
6.5.3Royalty Reduction. If ArriVent and/or its Affiliates or Sublicensees obtain from a Third Party a license under any Patent right that, absent a license thereunder, would be infringed by the Research, Development, Manufacture, or Commercialization of any Compound or Product in a jurisdiction (i.e., a “blocking patent”), to the extent such infringement arises from or relates to the antibody sequences, linker and/or payloads of such Compound or Product, ArriVent shall (i) notify Aarvik of such license at least [***] ([***]) days prior to the execution of such license and allow Aarvik to provide feedback regarding same within such period prior to execution of such license, and (ii) have the right to deduct [***]percent ([***]%) of any royalty or other payment due under such license with the Third Party from the royalty owing to Aarvik for the applicable Product in such jurisdiction under Section 6.5. Notwithstanding the foregoing, in no event shall the reduction permitted in this Section 6.5.3 reduce the payment due to Aarvik with respect to the sale of the applicable Product in such jurisdiction for any Calendar Quarter by more than [***] percent ([***]%) of the total payment  that would have been payable prior to such reduction; provided that any credits earned under this Section 6.5.3 by reason of payments to Third Party licensors that may

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

not be used to offset the royalty payment due to Aarvik as a result of the foregoing limitation may be carried to and applied to reduce royalty payments in future Calendar Quarters.
6.6Financial Records and Audit Rights.
6.6.1  Financial Records. Each Party shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate books and records in sufficient detail for the purpose of determining all amounts payable hereunder and verifying compliance with its payment obligations under this Agreement. Such books and records shall be retained for [***] ([***]) full Calendar Years after the end of the Calendar Year to which such books and records pertain.
6.6.2Audit Rights. Upon [***] ([***]) days prior notice from one party (referred to as the “Requesting Party” in this Section 6.6.2), the other Party will permit, and will cause its Affiliates and Sublicensees to permit, an independent certified public accounting firm of nationally recognized standing selected by the Requesting Party and reasonably acceptable to the other Party, to examine, at the Requesting Party’s sole expense, the relevant books and records of the other Party, its Affiliates and Sublicensees for the sole purpose of verifying the amounts reported by the other Party and payments made by any Party in accordance with Article 6. An audit by the Requesting Party under this Section 6.6.2 will occur not more than once in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] ([***]) years before the date of the request.  The accounting firm will be provided access to such books and records at the facility(ies) of the other Party, its Affiliates or Sublicensees, as applicable, where such books and records are normally kept and such examination will be conducted during normal business hours.  The other Party or the applicable Sublicensee may require the accounting firm to sign a reasonably acceptable non-disclosure agreement before providing the accounting firm with access to facilities or records. Upon completion of the audit, the accounting firm will provide both Parties a written report disclosing any discrepancies with the specific details concerning any such discrepancies. Such accounting firm shall not disclose the other Party’s Confidential Information to the Requesting Party, except to the extent such disclosure is necessary to verify the accuracy of the reports furnished by the other Party in accordance with Section 6.6.1 or the amount of payments by any Party under this Agreement, in which case the Requesting Party’s obligations with respect to such Confidential Information shall be subject to Article 8.  If such accounting firm concludes that additional payments were due to the Requesting Party, then the other Party will pay to the Requesting Party such additional payments within [***] ([***]) days of the date the other Party receives such accountant’s written report.  Further, if the amount of such underpayments exceeds more than [***] percent ([***]%) of the amount that was properly payable to the Requesting Party, then the other Party will reimburse the Requesting Party for the Requesting Party’s reasonable documented out-of-pocket costs in connection with the audit.  If such accounting firm concludes that the other Party overpaid any payments to the Requesting Party, then such overpayments will be credited against future amounts payable by the other Party to the Requesting Party, or, if no further payments are to be made to the other Party under this Agreement, the Requesting Party shall promptly repay such overpayment. Notwithstanding any provision of this Agreement to the contrary, all reports and financial information of the other Party or its Affiliates’ or Sublicensees which are provided to or subject to review by the Requesting Party under this Section 6.6.2 will be deemed to be the other Party’s Confidential Information and subject to the provisions of Article 8.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article 7
INTELLECTUAL PROPERTY
7.1Inventorship; Ownership.
7.1.1Background and Foreground IP. As between the Parties, each Party shall remain the owner and shall retain control of the Intellectual Property Rights that it or any its Affiliates owns or Controls prior to the Original Effective Date of this Agreement or outside the Collaboration pursuant to this Agreement. Unless otherwise specified in this Agreement, as between the Parties, any and all inventions, discoveries, improvements and other technology that are discovered, made, generated, conceived or reduced to practice in the course of the performance of the activities pursuant to the SOWs under this Agreement shall be owned in accordance with inventorship as determined under United States patent laws.
7.1.2Collaboration IP.
(a)As between the Parties, Aarvik shall solely own all right, interest and title in and to the Collaboration IP with respect to the Collaboration Program.
(b)If ArriVent fails to exercise the Option for the Collaboration Program before the expiration of the Option Period, then Aarvik may terminate this Agreement pursuant and subject to the terms set forth in Section 11.3 below.
(c)If ArriVent fails to use Commercially Reasonable Efforts to achieve the applicable Key Milestones after its exercise of the Option for the Collaboration Program and, then Aarvik may terminate this Agreement pursuant and subject to the terms set forth in Section 11.3 below.
7.1.3Inventor Assignment Obligation. Aarvik shall cause all of its employees, independent contractors, consultants, Sublicensees and others who perform activities under this Agreement to be under an obligation to assign their rights in any and all Collaboration IP to Aarvik. Aarvik shall promptly disclose to the ArriVent in writing the conception, discovery, development, making, or reduction to practice of any Collaboration IP.  Aarvik represents and covenants that all personnel performing any part of the activities under this Agreement are obligated to assign to Aarvik all the inventions, discoveries, improvements, other technology and Intellectual Property Rights that are necessary to enable Aarvik to assign or grant all rights Aarvik purports to assign or grant under this Agreement. Aarvik agrees to provide ArriVent the right to inspect Aarvik’s assignment forms used with its personnel for conformance with Applicable Laws. Aarvik shall cause its independent contractors or consultants to execute and record assignments and other necessary documents consistent with such ownership.  Aarvik shall adopt and implement a service invention remuneration and reward policy and pay inventors of inventions generated under this Agreement reasonable remuneration and rewards required under Applicable Law and obtain their acknowledgement of the receipt thereof.
7.2Patent Prosecution and Maintenance.
7.2.1Prior to Option Exercise.  Prior to ArriVent’s exercise of the Option, Aarvik shall have the obligation, through the use of outside counsel approved by ArriVent, to prepare, file, prosecute, and maintain any Product Specific Collaboration Patents.  Aarvik shall keep ArriVent informed of developments with respect to such Product Specific Collaboration Patents and shall, subject to the provisions of Section 8.1, furnish ArriVent with copies of

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

applications for such Product Specific Collaboration Patents, amendments thereto and other related correspondence to and from patent offices, permit ArriVent a reasonable opportunity to review and offer comments. ArriVent shall reasonably assist and cooperate in prosecuting and maintaining the Product Specific Collaboration Patents.
7.2.2After Option Exercise.  After ArriVent’s exercise of the Option, as between the Parties, ArriVent shall have the sole right and responsibility for the filing, prosecution and maintenance of Product Specific Collaboration Patents. If ArriVent wishes to file any Product Specific Collaboration Patent, it shall provide Aarvik a copy of the proposed patent application at least [***] ([***]) days prior to the proposed filing date of such application, and the Parties shall coordinate such filings to avoid creating potential issues in the prosecution of such patent applications. If Aarvik requests in writing additional time for coordination efforts, ArriVent shall delay the filing of such application by an additional [***] ([***]) days, for a total of [***] ([***]) days from ArriVent’s provision of a copy of such patent application to Aarvik. In prosecution of Product Specific Collaboration Patents, ArriVent shall provide to Aarvik drafts of all substantive submissions to be made to any patent office, together with copies of any actions on which such communications are based.  Within [***] ([***]) days of such provision, Aarvik may, in good faith, suggest amendments to such submissions to avoid conflict with Aarvik Patents.  ArriVent will incorporate any such reasonable amendments into such submission.
7.3Defense.
7.3.1Notice; Solely-Owned Patents.  Each Party shall promptly notify the other if it becomes aware of any claim, suit, proceeding or allegation by a Third Party regarding the invalidity or unenforceability of any Aarvik Patent or Product Specific Collaboration Patent and/or alleging the infringement, violation or misappropriation of any Third Party’s Intellectual Property Rights based on either Party’s activities under this Agreement.  Subject to the provisions of this Section 7.3, each Party shall have the sole right, but not the obligation, to defend and control the defense of any such Third Party claim, suit, or proceeding concerning its own allegedly infringing activity at its own cost and expense, using counsel of its own choice brought against such Party.
7.3.2Prior to the Option Exercise.  Prior to ArriVent’s exercise of the Option, Aarvik shall have the first right, but not the obligation, to defend and control the defense of any such Third Party claim, suit, or proceeding concerning any Product Specific Collaboration Patent at its own cost and expense, using counsel of its own choice; provided, that, if Aarvik decides not to defend any such claim, then Aarvik shall provide reasonable prior written notice to ArriVent of such intention (which notice shall, where reasonably practical, be given no later than [***] ([***]) days prior to the next deadline for any action that may be taken with respect to such suit), and ArriVent shall thereupon have the option to assume the control and direction of the defense, at its sole cost and expense; provided that, in deciding whether to defend such claim, suit, proceeding or allegation, ArriVent shall take into consideration Aarvik’s business reasons for deciding not to defend such claim, suit, proceeding or allegation.
7.3.3After the Option Exercise.  After ArriVent’s exercise of the Option, Arrivent shall have the first right, but not the obligation, to defend and control the defense of any such Third Party claim, suit, or proceeding concerning any Product Specific Collaboration Patent at its own cost and expense, using counsel of its own choice; provided, that, if Arrivent decides not to defend any such claim, then Arrivent shall provide reasonable prior written notice to Aarvik of such intention (which notice shall, where reasonably practical, be given no

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

later than [***] ([***]) days prior to the next deadline for any action that may be taken with respect to such suit), and Aarvik shall thereupon have the option to assume the control and direction of the defense, at its sole cost and expense; provided that, in deciding whether to defend such claim, suit, proceeding or allegation, Aaarvik shall take into consideration ArriVent’s business reasons for deciding not to defend such claim, suit, proceeding or allegation.
7.3.4Cooperation.  In the event the Party controlling the defense in accordance with this Section 7.3 (the “Controlling Party”) finds it necessary or desirable for the other Party (the “Non-Controlling Party”) to join the Controlling Party as a party to any such action, the Parties shall cooperate to execute all papers and perform such acts as shall be reasonably required for the Non-Controlling Party to join such action, all at the Controlling Party’s sole cost and expense; provided that the Non-Controlling Party may be represented by its own counsel at the Non-Controlling Party’s discretion and sole cost and expense. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding set forth in this Section 7.3.  Regardless of whether the Non-Controlling Party is joined as a party to an action under this Section 7.3, the Non-Controlling Party agrees to provide reasonable cooperation and assistance of a technical nature which the Controlling Party may require in the defense of any such action.
7.3.5Recovery.  Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in this Section 7.3 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to defend or control the defense of any such Third Party claim, suit or proceeding.
7.4Enforcement.
7.4.1Notice.  During the Term, each Party shall promptly notify the other in writing of any alleged or threatened infringement of any Aarvik Patent or Product Specific Collaboration Patent (each, an “Infringement”).
7.4.2Prior to Option Exercise.  Prior to ArriVent’s exercise of the Option with respect to the Collaboration Program, [***] shall have the first right, but not the obligation, to enforce any relevant Product Specific Collaboration Patent, with respect to any such Infringement. In the event that [***] decides not to prosecute any such Infringement of a Product Specific Collaboration Patent, [***] shall provide reasonable prior written notice to [***] of such intention (which notice shall, where reasonably practical, be given no later than [***] ([***]) days prior to the next deadline for any action that may be taken with respect to such suit), and [***] shall thereupon have the option to assume the control and direction of the prosecution of such Infringement, at its sole cost and expense; provided that, in deciding whether to exercise its option and in prosecuting such Infringement, [***] shall take into consideration [***] business reasons for deciding not to prosecute the infringement.
7.4.3After Option Exercise.  After ArriVent’s exercise of the Option with respect to the Collaboration Program, [***] shall have the first right, but not the obligation, to enforce any relevant Product Specific Collaboration Patent, with respect to any such Infringement. In the event that [***] decides not to prosecute any such Infringement of a Product Specific Collaboration Patent, [***] shall provide reasonable prior written notice to

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[***] of such intention (which notice shall, where reasonably practical, be given no later than [***] ([***]) days prior to the next deadline for any action that may be taken with respect to such suit), and [***] shall thereupon have the option to assume the control and direction of the prosecution of such Infringement, at its sole cost and expense; provided that, in deciding whether to exercise its option and in prosecuting such Infringement, [***] shall take into consideration [***] business reasons for deciding not to prosecute the infringement.  Further, if [***] or [***] desire to enforce (i) a Patent (including, without limitation, a Product Specific Collaboration Patent) that is subject to a terminal disclaimer over a Patent Controlled by the other Party, or (ii) a Patent over which a terminal disclaimer Controlled by the other Party has been filed, it will inform the other Party before brining such enforcement action.  If either Party believes that joint enforcement of both Patents is necessary to maintain enforceability of either Patent, the Parties will cooperate in good faith in such enforcement of such Patents ot maintain enforceability.
7.4.4Cooperation.  In the event a Party prosecutes Infringement of a Patent pursuant to this Section 7.4 (the “Prosecuting Party”) and the Prosecuting Party finds it necessary or desirable for the other Party (the “Non-Prosecuting Party”) to join the Prosecuting Party as a party to any such action, the Non-Prosecuting Party shall, at the Prosecuting Party’s request, join as a party to such claim, suit or proceeding and participate at the Prosecuting Party’s cost and expense; provided that, (i) the Prosecuting Party shall retain control of the prosecution of such claim, suit or proceeding, and (ii) the Non-Prosecuting Party may be represented by its own counsel at the Non-Prosecuting Party’s discretion and sole cost and expense.  During any such claim, suit, or proceeding in which the Non-Prosecuting Party has joined pursuant to this Section 7.4.4, the Prosecuting Party shall: (a) provide the Non-Prosecuting Party with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow the Non-Prosecuting Party to review, consider and substantively comment thereon; (b) reasonably consider taking action to incorporate the Non-Prosecuting Party’s comments on all such official papers and statements; and (c) not settle any such claim, suit, or proceeding that imposes any obligations on the Non-Prosecuting Party.  Regardless of whether the Non-Prosecuting Party is joined as a party to an action under this Section 7.4.4, the Non-Prosecuting Party agrees to provide reasonable cooperation and assistance of a technical nature which the Prosecuting Party may require in the prosecution of any such action.
7.4.5Recovery.  Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in this Section 7.4 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to enforce the Infringement.
7.5Patent Listing. After ArriVent exercises the Option, as between Parties, ArriVent shall have full decision-making power and responsibility for performing all patent listing acts and requirements with respect to any Product Specific Collaboration Patent, including such Patents that claim either: the active drug substance of the applicable Compound, the applicable Product itself (formulation and composition), or an approved method of use for the applicable Product that have become the subject of an MAA submitted to any applicable Regulatory Authority, all so-called “Patent Register” listings as required in Canada, all acts required of the Reference Product Sponsor under the US Biologicals Price Competition and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Innovation Act of 2009 (42 U.S.C. § 262) (“Biologics Act”), or any foreign equivalents thereof. Aarvik shall cooperate with ArriVent, as required, to perform any of the above-referenced listing acts.
7.6Trademarks. ArriVent shall have the sole right and be solely responsible for the selection of all trademarks which it employs in connection with a Product worldwide and shall own and control such trademarks.  ArriVent shall be responsible for registration and maintenance of all such trademarks.  Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to Aarvik to use such trademarks or any other trademarks owned by ArriVent for any purpose.  ArriVent shall own such trademarks and shall retain such ownership upon termination or expiration of this Agreement.
Article 8
CONFIDENTIALITY
8.1Confidentiality Obligation. At all times during the Term and for a period of [***] ([***]) years following the expiration or termination of this Agreement in its entirety, each Party shall, and shall cause its Representatives, Affiliates, and any Third Parties permitted to receive Confidential Information under this Agreement from such Party, to keep confidential and not publish or otherwise disclose to a Third Party (other than as expressly permitted hereunder) and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement.  “Confidential Information” means any technical, business, or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on, or after the Original Effective Date, including information relating to the terms of this Agreement, any research and development contemplated under this Agreement, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of either Party. The Aarvik Patents shall be Confidential Information of Aarvik and are not intended to be disclosed to ArriVent, provided, however, that if the Aarvik Patents are disclosed to ArriVent only in-house and external legal counsel for ArriVent shall have access thereto.  The Parties hereby agree that any Know-How generated under the SOWs for the Collaboration Program, and the Product Specific Collaboration Patents, shall be considered Confidential Information of both Parties.  Only in-house and external legal counsel for ArriVent shall have access to the Product Specific Collaboration Patents for the purposes of prosecuting such Product Specific Collaboration Patents under Section 7.2.1.

If ArriVent exercises the Option before publication of the Product Specific Collaboration Patents, (i) ArriVent may share [***] only with ArriVent’s internal research team and Third Party service providers directly involved with  Exploitation for ArriVent, where such Third Party service providers are disclosed to and approved Aarvik in advance in writing (which approval shall not be unreasonably withheld, conditioned or delayed) provided that such Third Parties shall be bound by a written agreement having confidentiality and non-use terms and conditions at least as stringent as those in this Agreement, and (ii) if the Initial Lead [***] Antibody is replaced with the Backup Lead [***] Antibody pursuant to Section 3.8.3, ArriVent may share [***] only with ArriVent’s internal research team and Third Party service providers directly involved with Exploitation for ArriVent, where such Third Parties are disclosed to and approved by Aarvik in advance in writing (which approval shall not be unreasonably withheld, conditioned or delayed) provided that such Third Parties shall be bound by a written agreement

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

having confidentiality and non-use terms and conditions at least as stringent as those in this Agreement.  Prior to the publication of the Product Specific Collaboration Patents and continuing after the publication of the Product Specific Collaboration Patents until ArriVent’s filing of an IND with respect to a Product, ArriVent shall not specifically identify in the Product Specific Collaboration Patents for any Third Party the Initial Lead [***] Antibody or the Backup Lead [***] Antibody unless disclosed to and approved by Aarvik in advance in writing (which approval shall not be unreasonably withheld, conditioned or delayed). The restrictions set forth in this paragraph are in addition to the other confidentiality and non-use restrictions set forth in this Agreement, and the permitted disclosure provisions in Sections 8.2.4 and 8.2.6 shall not apply thereto.

The confidentiality and non-use obligations under this Section 8.1 with respect to any Confidential Information shall not include any information that:

8.1.1is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;
8.1.2can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;
8.1.3is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;
8.1.4has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or
8.1.5has been independently developed or acquired by the receiving Party or any of its Affiliates without the aid, application or use of the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

8.2Permitted Disclosures.  Each Party may disclose Confidential Information to the extent that such disclosure is:
8.2.1made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for an approval or authorization of a Product; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;
8.2.2made by or on behalf of the receiving Party in response to a valid order of a Governmental Authority of competent jurisdiction or, if in the reasonable opinion of the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law (including, for clarity, any disclosure required by Applicable Law on clinicaltrials.gov or disclosure required by reason of filing with securities regulators); provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party (a) a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of any such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued and (b) a right to review and comment upon such disclosure, which comments shall be considered in good faith by the receiving Party; and provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;
8.2.3made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining, enforcing or defending a Patent pursuant to the terms of this Agreement in a manner not inconsistent with Article 7; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;
8.2.4made by the receiving Party or its Affiliates, Sublicensees or subcontractors to its or their attorneys, auditors, advisors, consultants or contractors; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 8 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] ([***]) years from the date of disclosure);
8.2.5made by or on behalf of the receiving Party where such disclosure is required by a Regulatory Authority (including in filings with the Securities and Exchange Commission or other agency) of certain material developments or material information generated under this Agreement, or the terms of this Agreement, and agrees that each Party may make such disclosures as required by Applicable Law; provided that, to the extent permitted, the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure; and provided, further, that the receiving Party shall afford to the other Party an opportunity to review and comment, which period shall be no less than [***] ([***]) Business Days, including to propose redactions to the terms of this Agreement, and the receiving Party shall accept any reasonable comments so provided; or
8.2.6made by the receiving Party to potential or actual investors, acquirors, collaborators, business partners, licensees/Sublicensees, legal or financial advisors; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 8 (with a duration of confidentiality and non-use obligations as customary and appropriate).
8.3Use of Name.  Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 8.3 shall not prohibit

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

either Party from making any disclosure identifying the other Party that is required by Applicable Law.
8.4Public Announcements.  The Parties shall agree on the timing and content of any press release and shall coordinate in order to accomplish such release at a mutually agreed time following execution of this Agreement.  Neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its or their subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).
8.5Publications.
8.5.1Each Party shall not, without the prior written consent of the other Party, publish any papers or make any oral presentations or otherwise disclose publicly (such papers, oral presentations and disclosures, including abstracts of any of the foregoing, “Publications”): (a) any Confidential Information of the other Party, (b) any information related to any Target Pair, Compound or Product of the Collaboration Program, or (c) the results of or any other information regarding activities pursuant to the Collaboration, in each case, except as required by Applicable Law, in which case Section 8.2.2 shall apply.  The Parties acknowledge and agree that, subject to the foregoing sentence and Section 8.5.3 below, [***] will be the first of the Parties to take the lead in drafting and publishing a Publication regarding the Collaboration in a scientific research journal.
8.5.2Subject to Section 8.5.3, Aarvik may make Publications relating specifically and exclusively to Aarvik’s proprietary ADC drug discovery platform (excluding the information set forth in Section 8.5.1).
8.5.3At least [***] ([***]) days prior to submitting any Publication, the publishing Party shall provide the other Party with a draft copy thereof for its review. The publishing Party shall consider in good faith any comments provided by the other Party during such [***] ([***])-day period. In addition, the publishing Party shall, at the other Party’s reasonable request, remove therefrom any Confidential Information of the other Party and any information that if published would have an adverse effect on the Intelletual Property Rights of the other Party. Upon request, the publishing Party will delay publication or disclosure for such reasonable period, not to exceed an additional [***] ([***]) days, to permit the filing of patent applications. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.
8.6Return of Confidential Information. Upon the effective date of the termination of this Agreement, the receiving Party shall, at the disclosing Party’s election, either, with respect to Confidential Information to which the receiving Party does not retain rights under the surviving provisions of this Agreement: (a) promptly destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the other Party’s cost and expense, all copies of such Confidential Information in the possession of the other Party; provided, however, the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes.  Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 8.1 by which time, unless otherwise expressly permitted in this Section 8.6, the receiving Party shall have returned or destroyed any Confidential Information remaining in its possession and shall have no right to use or disclose such Confidential Information.
Article 9
REPRESENTATIONS, WARRANTIES AND COVENANTS
9.1General Representations and Warranties. Each Party represents and warrants to the other that, as of the Original Effective Date and the Restated Agreement Effective Date, and covenants, that:
9.1.1it is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
9.1.2it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;
9.1.3this Agreement is legally binding upon it and enforceable in accordance with its terms. To the Party’s knowledge, the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law;
9.1.4it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement; and
9.1.5in the performance of its obligations under this Agreement, it shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws, rules and regulations, including all export control, anti-corruption and anti-bribery laws and regulations, and shall not cause such other Party’s Indemnitees to be in violation of any Applicable Laws or otherwise cause any reputational harm to such other Party.
9.2Aarvik’s Additional Representations, Warranties and Covenants. Aarvik represents and warrants to ArriVent as of the Original Effective Date and the Restated Agreement Effective Date and as of the date on which ArriVent exercises any Option, and covenants, that:
9.2.1Aarvik Controls the Aarvik IP, and no Third Party has any right, interest or claim in or to such rights that would limit the rights granted to ArriVent under this Agreement;
9.2.2Aarvik IP includes all Patents and Know-How licensed to Aarvik or any of its Affiliates under the Existing In-License Agreements;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

9.2.3except Aarvik IP, Aarvik or its Affiliates do not own or Control any further Patents or Know-How that is necessary or useful for the research, Development, Manufacture, use or Commercialization of any Compound or Product in the Field;
9.2.4Aarvik is the sole and exclusive owner or licensee of the entire right, title and interest in the Aarvik IP and such Aarvik IP are free of any encumbrance, lien, or claim of ownership by any Third Party;
9.2.5Aarvik is entitled to grant the licenses pursuant to Section 5.1 and assign to ArriVent the right, title and interest in the Collaboration IP pursuant to Section 7.1.2(b) and it has not granted, and shall not grant during the Term, any Third Party rights and has not taken, and shall not take during the Term, any other action which would be inconsistent or interfere with ArriVent’s rights hereunder;
9.2.6to the extent any Aarvik IP are in-licensed, Aarvik has not received any notice alleging that it is in material breach of any term of such in-license agreement, and covenants, during the Term, that it (a) shall use Commercially Reasonable Efforts not to commit any acts or permit the occurrence of any omissions that would cause a material breach or the termination of any in-license agreement, and (b) shall not amend or otherwise modify or permit to be amended or modified any in-license agreement in such a manner as could materially adversely affect ArriVent’s rights hereunder;
9.2.7there is no legal action by any Third Party (and Aarvik is not aware of any grounds therefor), and Aarvik and its Affiliates have not received any written claim or demand, alleging that (a) any Intellectual Property Rights of a Third Party would be infringed by the Compounds, the Products, or the use of Aarvik IP under this Agreement; or (b) any Intellectual Property Rights licensed by Aarvik to ArriVent under this Agreement are not valid or subsisting;
9.2.8to the best of Aarvik’s knowledge and its Affiliates, no Third Party is infringing or misappropriating any Aarvik IP;
9.2.9there are no settled, pending or threatened Third Party opposition or interference proceedings, nor any litigation or claim with respect to the Aarvik Patents;
9.2.10Aarvik and its Affiliates have, to the extent any of them have disclosed Aarvik Know-How to a Third Party, done so pursuant to non-disclosure or confidentiality agreements and have otherwise taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of Aarvik Know-How, and to Aarvik’s knowledge, there has not been any misappropriation of Aarvik Know-How by any Third Party;
9.2.11it has obtained or shall obtain written agreements from each of its employees, consultants and contractors who perform Collaboration and other activities pursuant to this Agreement, which agreements shall obligate such persons to obligations of confidentiality and non-use and to assign Inventions in a manner consistent with the provisions of this Agreement;
9.2.12neither it nor any of its or its Affiliates’ employees or agents performing under this Agreement has ever been, or is currently: (a) debarred under 21 U.S.C. § 335a or by any Regulatory Authority; (b) excluded, debarred, suspended, or otherwise ineligible to

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

participate in federal health care programs or in federal procurement or non-procurement programs; (c) listed on the FDA’s Disqualified and Restricted Lists for clinical investigators; or (d) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. Aarvik further covenants that if, during the Term of this Agreement, it becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that could lead to it becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, it will promptly notify ArriVent. This provision will survive termination or expiration of this Agreement; and
9.2.13(a) except for [***], neither Aarvik nor any of its Affiliates, on the one hand, is party to an agreement with any Third Party, on the other hand, pursuant to which Aarvik or its Affiliate has (i) in-licensed any Patents or Know-How that are included as part of the Aarvik IP or (ii) agreed to provisions that would require ArriVent to undertake or observe any restrictions or obligations with respect to the Research, Development, Manufacture, use, Commercialization or other Exploitation of the ADCs related to the Target Pair in the Field in the Territory; (b) [***] is in full force and effect and has not been amended, modified or waived; and (c) a redacted copy of the fully executed [***] has been provided to ArriVent prior to the Restated Agreement Effective Date and the redacted provisions thereunder are irrelevant to and unnecessary for ArriVent to ascertain ArriVent’s rights and obligations under this Agreement or the [***] as a sublicensee thereunder. Aarvik hereby covenants not to enter into any amendment to the [***] that might affect ArriVent’s rights or obligations under this Agreement or the [***] in any respect and it will provide ArriVent with a copy of any amendment to the [***] within [***] ([***]) days after execution thereof; provided that Aarvik may redact the provisions in the amendment that are irrelevant to or unnecessary for ArriVent to ascertain its rights and obligations under this Agreement or the [***].
9.3No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
Article 10
INDEMNIFICATION
10.1Indemnification by Aarvik. Aarvik hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) ArriVent and its Affiliates, and its and their agents, directors, officers and employees (the “ArriVent Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) arising out of: (a) any activity conducted by or on behalf of Aarvik in breach of this Agreement or of any Applicable Laws, (b) the breach or violation of any covenant or Aarvik’s obligations under this Agreement, including Aarvik’s representations, warranties or covenants set forth herein, (c) the willful misconduct or negligent acts of or violation of Applicable Law by any Aarvik Indemnitee, or (d) any circumstances or activities for which [***] is obligated to indemnify Aarvik and its related Persons under the [***] Agreement. Aarvik’s obligation to Indemnify the ArriVent Indemnitees pursuant to this

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 10.1 shall not apply to the extent that any such Losses are Losses for which ArriVent is obligated to Indemnify the Aarvik Indemnitees pursuant to Section 10.2.
10.2Indemnification by ArriVent. ArriVent hereby agrees to Indemnify Aarvik and its Affiliates, and its and their agents, directors, officers and employees (the “Aarvik Indemnitees”) from and against any and all Losses resulting from Third-Party Claims arising out of: (a) any activity conducted by or on behalf of ArriVent in breach of this Agreement or of any Applicable Laws, (b) the breach or violation of any covenant or ArriVent’s obligations under this Agreement, including ArriVent’s representations, warranties or covenants set forth herein, or (c) the willful misconduct or negligent acts of or violation of Applicable Law by any ArriVent Indemnitee. ArriVent’s obligation to Indemnify the Aarvik Indemnitees pursuant to this Section 10.2 shall not apply to the extent that any such Losses are Losses for which Aarvik is obligated to Indemnify the ArriVent Indemnitees pursuant to Section 10.1.
10.3Procedure. To be eligible to be indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to Section 10.1 or 10.2 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided, however, that the indemnifying Party shall not enter into any settlement that makes any admission on behalf of the indemnified Party without the indemnified Party’s written consent, such consent not to be unreasonably withheld or delayed. The indemnifying Party shall not be liable to indemnify the indemnified Party in respect of any settlement entered into without the prior written consent of the indemnifying Party. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party.
10.4LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR BREACH OF SECTION 5.4, ARTICLE 8 OR CLAIMS OF A THIRD PARTY WHICH ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 10 OR AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER AARVIK NOR ARRIVENT, NOR ANY OF THEIR AFFILIATES OR SUBLICENSEES SHALL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
Article 11
TERM AND TERMINATION
11.1Term. The Original Agreement was effective as of the Original Effective Date, and this Agreement shall become effective as of the Restated Agreement Effective Date. Unless this Agreement is earlier terminated pursuant to the other provisions of this Article 11 or ArriVent elects not to exercise the Option with respect to the Collaboration Program (in which case this Agreement shall expire upon the expiration of the Option Period), this Agreement shall continue in full force and effect, until the expiration of all Royalty Terms for all Products under this Agreement (the “Term”). On a jurisdiction-by-jurisdiction and Product-by-Product

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

basis, following the expiration of the Royalty Term, the license granted to ArriVent under Section 5.1 shall become non-exclusive, perpetual, irrevocable, fully-paid and royalty-free.
11.2Termination by ArriVent for Convenience. At any time after ArriVent exercises the Option and has received the Final Report, ArriVent shall have the right to terminate this Agreement with respect to the Collaboration Program (a) in its entirety or (b) on a jurisdiction-by-jurisdiction basis, in each case, without cause upon [***] ([***]) days’ prior notice to Aarvik.
11.3Termination for Breach. A Party may terminate this Agreement in the event the other Party materially breaches this Agreement, and such breach shall have continued for [***] ([***]) days after notice thereof was provided to the breaching Party by the non-breaching Party. Any such termination shall become effective at the end of such [***] ([***])-day period unless the breaching Party has cured any such breach prior to the expiration of the [***] ([***])-day period (or, if such breach is capable of being cured but such cure cannot be reasonably effected within such [***] ([***])-day period, the breaching Party delivers to the non-breaching Party a plan for curing such material breach that is sufficient to effect a cure and is reasonably acceptable to the non-breaching Party and the breaching Party thereafter uses commercially reasonable efforts thereafter to carry out the plan and cure the material breach); provided that, if either Party disputes (a) whether such material breach has occurred, or (b) whether the defaulting Party has cured such material breach, the Parties agree to resolve the dispute as expeditiously as possible under Article 12. During the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.
11.4Termination for Insolvency. Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] ([***]) days after the filing thereof; or if the other Party will propose or be a party to any dissolution or liquidation; or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors.
11.5Effects of Termination.
11.5.1Wind-Down. Upon termination of this Agreement with respect to a Compound or Product, ArriVent shall use its Commercially Reasonable Efforts to wind down all research, Development, Manufacture and Commercialization (if any) activities with respect to such terminated Compound or Product.
11.5.2General Effects of Termination. Upon any termination of this Agreement in its entirety or with respect to a Compound or Product, subject to the rest of this Article 11, all rights and licenses granted by Aarvik pursuant to Section 5.1 and all obligations of the Parties shall immediately terminate in their entirety or with respect to the applicable terminated Compound or Product and/or jurisdiction, as the case may be; provided, however, that in the event of termination by ArriVent pursuant to Section 11.3 or Section 11.4 above, all applicable rights and licenses granted by Aarvik to ArriVent pursuant to Section 5.1 shall

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

become irrevocable and perpetual rights provided that any amounts that are or may become due and payable by ArriVent to Aarvik hereunder shall continue in full force and effect.
11.6Limitations on Termination Remedy.
11.6.1Notwithstanding anything herein to the contrary, in the event that this Agreement is terminated with respect to a Compound or Product pursuant to (a) Section 11.2 for a jurisdiction or (b) Section 11.3 to the extent the material breach affects only a specific jurisdiction, then this Agreement may only be terminated for such Compound or Product in such jurisdiction.
11.6.2For avoidance of doubt, any termination under this Article 11 with respect to a particular Compound or Product or jurisdiction shall have no effect on and shall not in any way limit the licenses granted under this Agreement for any Compound or Product or any other jurisdiction.
11.7Rights in Bankruptcy.
11.7.1The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction to the maximum extent permitted by Applicable Law.  All rights and licenses granted under or pursuant to this Agreement, but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code or in any analogous provisions in any other country or jurisdiction (as the case may be) shall be deemed to be “intellectual property” for the purposes of Section 365(n) or any analogous provisions in any other country or jurisdiction (as the case may be).  The Parties shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including the right to obtain the intellectual property from another entity.
11.7.2In the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not subject to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property (including all embodiments of such intellectual property), which, if not already in the non-subject Party’s possession, shall be promptly delivered to it upon the non-subject Party’s written request (i) upon commencement of a bankruptcy proceeding, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement, or (ii) if not delivered pursuant to clause (i) above because the subject Party continues to perform, upon the rejection of this Agreement by or on behalf of the subject Party.
11.7.3Unless and until the subject Party rejects this Agreement, the subject Party shall perform this Agreement or provide the intellectual property (including all embodiments of such intellectual property) to the non-subject Party, and shall not interfere with the rights of the non-subject Party to such intellectual property, including the right to obtain the intellectual property from another entity.
11.7.4The Parties acknowledge and agree that payments made under Section 6.2, 6.3 or 6.4 are not intended to be and shall not (i) constitute royalties within the meaning of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction or (ii) relate to licenses of intellectual property hereunder.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.8Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.
11.9Non-Exclusive Remedy. Unless otherwise specified herein, termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.
11.10General Survival. Sections 5.1.2 and 5.1.3 (Licenses from Aarvik to ArriVent; Restriction); Section 7.1 (Inventorship; Ownership), Section 7.6 (Trademarks), Article 8 (Confidentiality), Section 9.3 (No Other Representations or Warranties), Article 10 (Indemnification), Article 11 (Term and Termination), Article 12 (Dispute Resolution), Article 13 (Miscellaneous) shall survive expiration or termination of this Agreement for any reason. Unless expressly provided for as a surviving right or obligation elsewhere in the Agreement, all rights and obligations of the Parties under this Agreement (including the right to receive payments and the obligation to make payments) shall terminate upon expiration or termination of this Agreement for any reason.
11.11Return of Materials. Upon termination or expiration of this Agreement or termination of the Collaboration Program, subject to Section 8.6, each Party shall destroy all tangible items comprising, bearing or containing any Confidential Information of the other Party that are in its or its Affiliates’ possession or control that relate to the applicable terminated Collaboration Program, and provide written certification of such destruction, or prepare such tangible items of Confidential Information for shipment to the other Party, as the other Party may direct, at the other Party’s expense; provided that such Party may retain one copy of such Confidential Information for its legal archives.  For clarity, the foregoing obligation to return shall not be applicable to jointly-owned Confidential Information (including materials).
Article 12
DISPUTE RESOLUTION
12.1Disputes. Matters before the JRC shall be governed by the process specified in Article 2. Any controversy, claim or dispute arising out of or relating to this Agreement that is not subject to Article 2 shall be settled, if possible, through good faith negotiations between the Parties. If the Parties are unable to resolve any dispute or other matter arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] ([***]) days after such notice is received. In such event, each Party shall cause its Executive Officer to meet (face-to-face or by teleconference) and be available to attempt to resolve such issue. If the Parties should resolve such dispute or claim, a memorandum setting forth their agreement shall be prepared and signed by both Parties if requested by either Party. The Parties shall cooperate in an effort to limit the issues for consideration in such manner as narrowly as reasonably practicable in order to resolve the dispute.
12.2Exceptions. For clarity, Article 12 shall not apply to any matters with respect to (a) the validity, enforceability or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

12.3Arbitration. Any dispute, controversy or claim arising under, out of or relating to this contract and any subsequent amendments of this contract, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be referred to and finally determined by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce. The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be New York, the United States. The language to be used in the arbitral proceedings shall be English.
12.4Injunctive Relief. Notwithstanding anything to the contrary in this Article 12, any Party may seek immediate injunctive or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Article 12 and to enforce and prevent infringement or misappropriation of the Patents, Know-How or Confidential Information Controlled by such Party.
Article 13
MISCELLANEOUS
13.1Governing Law. This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct, or otherwise, and whether predicated on common law, statute, or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.
13.2Assignment. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to: (a) an Affiliate; or (b) an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and in each case that agrees in writing to be bound by the terms and conditions of this Agreement. No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Except as expressly provided in this Section 13.2, any attempted assignment or transfer of this Agreement shall be null and void.
13.3Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, via email for which receipt has been confirmed by the recipient within [***] ([***]) hours, transmitted by facsimile (receipt verified) or by express courier service (signature required) or [***] ([***]) days after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within [***] ([***]) days after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party.

If to Aarvik, addressed to: Aarvik Therapeutics, Inc.

Attention: Jagath Reddy Junutula, CEO

Address: 31363 Medallion Drive

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Hayward, CA 94544

With a copy to:Fox Rothschild LLP

Attention:  Terrence Kerwin, Esq.

Address:  747 Constitution Drive

Suite 100

Exton, PA 19341-0673

If to ArriVent, addressed to:ArriVent Biopharma, Inc.

Attention: Zhengbin Yao

Address: 18 Campus Blvd

Suite 100

Newtown Square, PA 19073-3269

With copies to:ArriVent Biopharma, Inc.

Attention: Legal Department

Address: 18 Campus Blvd

Suite 100

                            Newtown Square, PA 19073-3269

13.4Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.
13.5Entire Agreement/Modification. This Agreement, including its Exhibits (and any amendments properly made pursuant to the terms of this Agreement), sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between the Parties, including, without limitation, the Original Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties. In the event of inconsistencies between this Agreement and any Exhibits or attachments hereto, the terms of this Agreement shall control.
13.6Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party. The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Restated Agreement Effective Date may be invoked as a force majeure event for the purposes of this Agreement solely to the extent those effects are not reasonably foreseeable by the Parties as of the Restated Agreement Effective Date. The Party affected by such force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any such obligation under this Agreement is delayed owing to such a force majeure for any

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

continuous period of more than [***] ([***]) days, the Parties shall consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.
13.7Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed to create a joint venture or any relationship of employment, agency or partnership between the Parties to this Agreement. Neither Party is authorized to make any representations, commitments, or statements of any kind on behalf of the other Party or to take any action that would bind the other Party except as explicitly provided in this Agreement. Furthermore, none of the transactions contemplated by this Agreement shall be construed as a partnership for any tax purposes.
13.8No Implied Waivers; Rights Cumulative. No failure or delay on the part of either Party to exercise any right under this Agreement shall constitute a waiver of such right by such Party, or be construed as a waiver of any breach of this Agreement, nor shall any single or partial exercise of any such right by a Party preclude any other or further exercise of such right or the exercise of any other right. Any waiver by a Party of a particular provision or right must be in writing, be specific to and reference a particular matter, and be signed by such Party.
13.9Severability. If, under Applicable Laws, any provision of this Agreement is adjudicated invalid or unenforceable by a court of competent jurisdiction, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “severed clause”), such adjudication shall not affect or impair the remaining provisions of this Agreement, which shall continue in full force and effect. Promptly following such adjudication, the Parties shall negotiate in good faith to agree upon a valid and enforceable provision that is a reasonable substitute for the severed clause in view of the intent of this Agreement.
13.10Cumulative Remedies. Unless otherwise specified herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws.
13.11Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
13.12No Third Party Beneficiaries. No Person other than Aarvik and ArriVent (and their respective permitted assignees) shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement; provided, however, that [***] shall be an intended third party beneficiary for purposes of enforcing (i) the scope of the license granted hereunder that is subject to the terms and conditions of the [***] and (ii) any restrictions on the use of any materials or confidential information of [***] as set forth herein.
13.13Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” shall mean a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; and (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.
13.14Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

[The remainder of this page intentionally left blank; the signature page follows.]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Restated Agreement Effective Date.

Aarvik THERAPEUTICS, INC.	ArriVent BIOPHARMA, INC.
By: /s/ Jagath Reddy Junutula, Ph.D. Name: Jagath Reddy Junutula, Ph.D. Title: Co-founder, President & CEO	By: /s/ Zhengbin Yao, Ph.D. Name: Zhengbin Yao, Ph.D. Title: CEO

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit A

Target PAIR

[***]

Exhibit A

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit B

Summary of Work Items and Research Expenses

[***]

Exhibit B-1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT C

JOINT RESEARCH COMMITTEE MEMBERS

[***]

Exhibit C

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit D

EXCLUSIVELY LICENSED PATENTS

523076598v.2

[***]

Exhibit D

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.